                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

[X]  Filed by the Registrant
[_]  Filed by a Party other than the Registrant

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to 167;240.14a-12

                         AMPCO-PITTSBURGH CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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

[LOGO OF AMPCO PITTSBURGH]

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD TUESDAY, APRIL 23, 2002

To the Shareholders of
 Ampco-Pittsburgh Corporation

  Notice is hereby given that the Annual Meeting of the Shareholders of Ampco-Pittsburgh Corporation will be held in The Conference Room, 33rd Floor, 600 Grant Street, Pittsburgh, Pennsylvania, on Tuesday, April 23, 2002 at 10:00 a.m., for the following purposes:

  1. To elect a class of two Directors for a term that expires in 2005.

  2. To transact such other business as may properly come before the meeting and any adjournment thereof.

  Shareholders of record on March 5, 2002 are entitled to notice of and to vote at the meeting.

                                             BY ORDER OF THE BOARD OF DIRECTORS
                                                          /s/ Rose Hoover
                                                           Rose Hoover,
                                                   Vice President and Secretary

Pittsburgh, Pennsylvania
March 14, 2002

  All shareholders are cordially invited to attend the meeting in person. Your vote is important and, whether or not you expect to attend in person, it is requested that you PROMPTLY fill in, sign, and return the enclosed proxy card.

[LOGO OF AMPCO PITTSBURGH]

                                PROXY STATEMENT
                                March 14, 2002
                 Annual Meeting of Shareholders April 23, 2002

                            SOLICITATION OF PROXIES

  This Statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders of AMPCO-PITTSBURGH CORPORATION (the "Corporation") to be held on April 23, 2002. The first mailing of the proxy material to the shareholders is expected to be made on March 14, 2002.

  The accompanying proxy is solicited on behalf of the Board of Directors of the Corporation. In addition to the solicitation of proxies by use of the mails, proxies may be solicited by Directors and employees, in person or by telephone, and brokers and nominees may be requested to send proxy material to and obtain proxies from their principals. The Corporation will pay the costs incurred for those solicitations of proxies and will pay Mellon Investor Services, 44 Wall Street, New York, New York a fee of $7,500, plus reimbursement of reasonable out-of-pocket expenses, for aid in the solicitation of proxies.

  Any shareholder has the power to revoke the proxy at any time prior to the voting thereof. Revocation of the proxy will not be effective until notice thereof has been given to the Secretary of the Corporation or until a duly executed proxy bearing a later date is presented.

                       VOTING SECURITIES AND RECORD DATE

  Only holders of record of Common Stock of the Corporation at the close of business on March 5, 2002, will be entitled to vote at the meeting. On that date, there were 9,608,897 shares of Common Stock outstanding. The holders of those shares are entitled to one vote per share. In the election of Directors, the shares may be voted cumulatively. Cumulative voting means that the number of shares owned by each shareholder may be multiplied by the number of Directors to be elected and that total voted for the nominees in any proportion. Shares that are not voted cumulatively are voted on a one vote per share basis for each nominee, except for those nominees, if any, for whom the shareholder is withholding authority to vote.

                                 REQUIRED VOTE

  Under Pennsylvania law and the Corporation's by-laws, the presence of a quorum is required to transact business at the 2002 Annual Meeting of Shareholders. A quorum is defined as the presence, either in person or by proxy, of a majority of the votes that all shareholders are entitled to cast at the meeting. Abstentions, votes withheld from director nominees, and broker-dealer non-votes (shares held by a broker or nominee as to which the broker or nominee does not have the authority to vote on a particular matter) will be counted for purposes of determining a quorum, but will have no effect on matters to be voted on. Assuming the presence of a quorum, the two nominees for director receiving the highest number of votes will be elected directors and the affirmative vote of a majority of the votes cast at the meeting is necessary to approve any other proposal.

                             ELECTION OF DIRECTORS

  A class of two Directors will be elected for a term of three years to fill the class of Directors whose term expires in 2002. Both nominees for election to the Board of Directors are currently Directors. The nominees were recommended by the Nominating Committee and nominated by the Board of Directors at its February 28, 2002 meeting and are willing to serve as Directors if elected. If at the time of the Annual Meeting a nominee should be unable or unwilling to stand for election, the proxies will be voted for the election of such person, if any, as may be selected by the Board of Directors to replace him.

  Under the Corporation's By-laws, a shareholder may make nominations for Directors, but only in the period that is not less than sixty (60) or more than ninety (90) days in advance of the anniversary date of the previous year's annual meeting.

  Proxies in the enclosed form will be voted, unless otherwise directed, for the following nominees:

Nominees for Directors for a Term of Office Expiring in 2005:

Louis Berkman (age 93, Director since 1960). He has been Chairman of the Board and Chairman of the Executive Committee of the Corporation for more than five years. He is also President and a director of The Louis Berkman Company (steel products, fabricated metal products, building and industrial supplies).

Carl H. Pforzheimer, III (age 65, Director since 1982). For more than five years he has been Managing Partner of Carl H. Pforzheimer & Co. (member of the New York and American Stock Exchanges).

Directors Whose Term of Office Expires in 2004:

Leonard M. Carroll (age 59, Director since 1996). He has been Managing Director of Seneca Capital Management, Inc. (a private investment company) for more than five years.

Laurence E. Paul (age 37, Director since 1998). He is a Vice President of The Louis Berkman Company. From 1995 to February 2001 he served in various capacities, including as a Managing Director, of Donaldson, Lufkin & Jenrette (Investment Banker). The firm was bought by Credit Suisse First Boston in 2000.

Ernest G. Siddons (age 68, Director since 1981). He has been Executive Vice President and Chief Operating Officer of the Corporation for more than five years.

Directors Whose Term of Office Expires in 2003:

William D. Eberle (age 78, Director since 1982). He is a private investor and consultant and is Chairman of Manchester Associates, Ltd. He is also a director of Mitchell Energy & Development Co., America Service Group, and Konover Property Trust.

Robert A. Paul (age 64, Director since 1970). He has been President and Chief Executive Officer of the Corporation for more than five years. He is also an officer and director of The Louis Berkman Company and a director of National City Corporation.

  Louis Berkman is the father-in-law of Robert A. Paul and the grandfather of Laurence E. Paul (son of Robert A. Paul). There are no other family relationships among the Directors and Officers.

                     COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors held four meetings in 2001. The Executive Committee of the Board of Directors held one meeting and took action four times by written consent. The Executive Committee is comprised of four Directors: Louis Berkman, Robert A. Paul, Ernest G. Siddons and Leonard M. Carroll. The Salary, Nominating and Stock Option Committees are comprised of William D. Eberle (Chairman), Leonard M. Carroll and Carl H. Pforzheimer, III. The Salary Committee met once in 2001. In 2001 all of the Directors attended more than 75% of the applicable meetings. Each Director who is not employed by the Corporation receives an annual retainer of $6,000 (payable quarterly), $1,000 for each Board meeting attended and $500 for each committee meeting attended. Attendance can be either in person or by telephonic connection. Directors do not receive a fee for either Board or Committee meetings if they do not attend.

  The Audit Committee held six meetings in 2001 and is comprised of three
Directors: Carl H. Pforzheimer, III (Chairman), William D. Eberle and Leonard
M. Carroll. None of the Committee members is now, or has within the past five years been, an employee of the Corporation. The Audit Committee reviews the Corporation's accounting and reporting practices, including internal control procedures, and maintains a direct line of communications with the Directors and the independent accountants.

  The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was included as an appendix to the proxy statement dated March 14, 2001. All members of the Audit Committee are independent as that term is defined by Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards as may be modified or supplemented.

Report of the Audit Committee

  The Audit Committee has reviewed and discussed the audited financial statements with management and has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as may be modified or supplemented.

  The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent accountants the independent accountants' independence.

  Based on the review and discussions referred to in the preceding paragraphs, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

Audit Fees

  The following fees were billed to the Corporation for the fiscal year ended December 31, 2001 by the member firms of Deloitte Touche Tohmatsu and their respective affiliates:

      Audit Fees:                                              $203,250
      Financial Information System Design and Implementation:       -0-
      All Other Fees:                                           285,062
                                                               --------
      Total                                                    $488,312
                                                               ========

  The Audit Committee has considered whether the provision of the non-audit services is compatible with maintaining the principal accountant's independence.


                                          Carl H. Pforzheimer, III
                                          William D. Eberle
                                          Leonard M. Carroll

   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT INCLUDING
                                   NOMINEES

  As of March 5, 2002, Louis Berkman owned directly 215,000 shares of the Common Stock of the Corporation and had the right to acquire 120,000 shares pursuant to stock options. As of the same date, The Louis Berkman Company, P.O. Box 576, Steubenville, Ohio, 43952, owned beneficially and of record 2,363,842 shares of the Common Stock of the Corporation. Louis Berkman, an officer and director of The Louis Berkman Company, owns directly 61.51% of its common stock. Robert A. Paul, an officer and director of The Louis Berkman Company, disclaims beneficial ownership of the 38.49% of its common stock owned by his wife. Louis Berkman and Robert A. Paul are trustees of The Louis and Sandra Berkman Foundation and disclaim beneficial ownership of the 1,266 shares of the Corporation's Common Stock held by such Foundation.

  In March, 1998, Gabelli Funds, Inc. and affiliates, Corporate Center, Rye, NY 10580, filed an amendment to its Schedule 13D reporting they owned 1,893,500 shares or 19.77%. In January 2002, Dimensional Fund Advisors Inc., 1299 Ocean Avenue, Santa Monica, CA 90401 filed a 13G disclosing that as of December 31, 2001 it had sole voting and dispositive power of 802,800 shares or 8.35% (all of which shares are held in portfolios of various investment vehicles).

  The following table sets forth as of March 5, 2002 information concerning the beneficial ownership of the Corporation's Common Stock by the Directors and Named Executive Officers and all Directors and Executive Officers of the Corporation as a group:

       Name of                           Amount and nature of                Percent
   beneficial owner                      beneficial ownership                of class
   ----------------                      --------------------                --------
Louis Berkman (N)                             2,701,108(1)(2)                 28.11
Robert A. Paul                                  177,922(2)(3)                  1.85
Ernest G. Siddons                               101,833(4)                     1.06
Robert F. Schultz                                30,200(5)                      .31
Terrence W. Kenny                                25,000(6)                      .26
Carl H. Pforzheimer, III (N)                      2,733(7)                        *
Leonard M. Carroll                                1,500                           *
Laurence E. Paul                                  1,000                           *
William D. Eberle                                   200                           *
Directors and Executive Officers
 as a group (11 persons)                      3,060,230(8)                    31.85

--------
(N) Nominee for Director
*less than .1%
(1) Includes 215,000 shares owned directly, 120,000 shares which he has the right to acquire within 60 days pursuant to stock options, 2,363,842 shares owned by The Louis Berkman Company and the following shares in which he disclaims beneficial ownership: 1,266 shares held by The Louis and Sandra Berkman Foundation, of which Louis Berkman and Robert A. Paul are Trustees, and 1,000 shares owned by his wife.
(2) The Louis Berkman Company owns beneficially and of record 2,363,842 shares of the Corporation's Common Stock. Louis Berkman is an officer and director of The Louis Berkman Company and owns directly 61.51% of its common shares. Robert A. Paul, an officer and director of The Louis Berkman Company, disclaims beneficial ownership of the 38.49% of its common stock owned by his wife. The number of shares shown in the table for Robert A. Paul does not include any shares held by The Louis Berkman Company.
(3) Includes 42,889 shares owned directly, 120,000 shares which he has the right to acquire within 60 days pursuant to stock options and the following shares in which he disclaims beneficial ownership: 13,767 shares owned by his wife and 1,266 shares held by The Louis and Sandra Berkman Foundation, of which Robert A. Paul and Louis Berkman are Trustees.

(4) Includes 1,833 shares owned jointly with his wife and 100,000 shares which he has the right to acquire within 60 days pursuant to stock options.

(5) Includes 200 shares owned jointly with his wife and 30,000 shares he has the right to acquire within 60 days pursuant to stock options.

(6) Shares which he has the right to acquire within 60 days pursuant to stock options.

(7) Includes 1,000 shares owned directly, 800 shares held by a trust of which he is a trustee and principal beneficiary, and the following shares in which he disclaims beneficial ownership: 133 shares held by his daughter and 800 shares held by a trust of which he is a trustee.

(8) Includes 415,000 shares which certain officers have the right to acquire within 60 days pursuant to stock options and excludes double counting of shares deemed to be beneficially owned by more than one Director.

Unless otherwise indicated the individuals named have sole investment and voting power.

                            EXECUTIVE COMPENSATION

  The following table sets forth certain information as to the total remuneration received for the past three years by the five most highly compensated executive officers of the Corporation, including the Chief Executive Officer (the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                  Annual Compensation
-----------------------------------------------------------------------------------------
            (a)               (b)     (c)        (d)           (g)             (i)
                                                            Securities
                                                            Underlying      All Other
 Name and Principal Position  Year Salary ($) Bonus ($)   Options (#)(2) Compensation ($)
 ---------------------------  ---- ---------- ---------   -------------- ----------------
Robert A. Paul                2001  400,000          0
 President and Chief          2000  375,000     63,750        60,000(1)
 Executive Officer            1999  353,250    112,500        60,000(2)
Louis Berkman                 2001  400,000          0
 Chairman of the Board and    2000  375,000     63,750        60,000(1)
 Executive Committee          1999  353,250    112,500        60,000(2)
Ernest G. Siddons             2001  360,000          0
 Executive Vice President     2000  336,000     57,120        50,000(1)
 and Chief Operating
 Officer                      1999  316,500    100,800        50,000(2)
Terrence W. Kenny             2001  140,000     38,500(3)
 Group Vice                   2000  120,000     30,000        12,500(1)
 President                    1999  110,550     25,000        12,500(2)
Robert F. Schultz             2001  153,000          0
 Vice President               2000  147,000     18,000        10,000(1)
 Industrial Relations         1999  142,000     20,000        20,000(2)
 and Senior Counsel

--------
(1) Options granted on April 25, 2000 and exercisable on June 1, 2000.
(2) Options granted on December 15, 1998 but were not exercisable until May
    1999.
(3) Pursuant to an Incentive Bonus Plan based on income from operations of the Air and Liquid Handling Group.

Stock Option Plan

  The Corporation's 1997 Stock Option Plan, as amended, permits the grant of options exercisable for shares of Common Stock to corporate officers and other key employees of the Corporation and its subsidiaries upon such terms, including exercise price and conditions and timing of exercise, as may be determined by the Stock Option Committee. The Stock Option Plan authorizes the grants of awards up to a maximum of 600,000 shares of the Corporation's Common Stock, however, the maximum number of Shares with respect to which stock options may be granted to any one Participant in any fiscal year may not exceed 150,000. In 2001, no options were granted.

Pension Benefits

  The Corporation has a tax qualified retirement plan (the "Plan") applicable to the Executive Officers, to which the Corporation makes annual contributions, as required, in amounts determined by the Plan's actuaries. The Plan does not have an offset for Social Security and is fully paid for by the Corporation. Under the Plan, employees become fully vested after five years of participation and normal retirement age under the Plan is age 65 but actuarially reduced benefits may be available as early as age 55. The primary benefit formula is 1.1% of the highest consecutive five year average earnings in the final ten years, times years of service. Federal law requires that 5% owners start receiving a pension no later than April 1 following the calendar year in which the age 70 1/2 is reached. Louis Berkman is currently receiving $6,164 a month pursuant to the Plan. As an active employee, Mr. Berkman continues to receive credit for additional service rendered after age 70 1/2.

  The Corporation adopted a Supplemental Executive Retirement Plan (SERP) in 1988, amended and restated in 1996, for certain officers and key employees, covering retirement after completion of ten years of service and attainment of age 55. All officers listed in the compensation table are Participants in the SERP, except Louis Berkman. The combined retirement benefit at age 65 or older provided by the Plan and the SERP is 50% of the highest consecutive five year average earnings in the final ten years of service. The participants are eligible for reduced benefits for early retirement at age 55. A benefit equal to 50% of the benefit otherwise payable at age 65 is paid to the surviving spouse of any participant, who has had at least five years of service, commencing on the later of the month following the participant's death or the month the participant would have reached age 55. In addition, there is an offset for pensions from other companies. Certain provisions, applicable if there is a change of control, are discussed below under Termination of Employment and Change of Control Arrangement.

  The following shows the estimated annual pension under the Plan and SERP, if applicable, that would be payable, without offset, to the individuals named in the compensation table assuming continued employment to retirement at age 65 or older and assuming the compensation stated in the table is the final five year average.

       Louis Berkman                                                    (1)
       Robert A. Paul                                                 $200,000
       Ernest G. Siddons                                              $180,000
       Terrence W. Kenny                                              $ 89,250
       Robert F. Schultz                                              $ 76,500

--------
(1) Mr. Berkman is currently receiving a pension pursuant to the Plan as described above.

Termination of Employment and Change of Control Arrangements

  Mr. Berkman, Mr. Paul and Mr. Siddons have two year contracts (which automatically renew for one year periods unless the Corporation chooses not to extend) providing for compensation equal to five times their annual compensation (with a provision to gross up to cover the cost of any federal excise tax on the benefits) in the event their employment is terminated (including a voluntary departure for good cause) and the right to equivalent office space and secretarial help for a period of one year after a change in control. Mr. Schultz, Mr. Kenny, the two remaining Vice Presidents and a certain key employee have two year contracts providing for three times their annual compensation in the event their employment is terminated after a change in control (including a voluntary departure for good cause). All of the contracts provide for the continuation of employee benefits, for three years for the three senior executives and two years for the others, and the right to purchase the leased car used by the covered individual at the Corporation's then book value. The same provisions concerning change in control that apply to the contracts apply to the SERP and vest the right to that pension arrangement. A change of control triggers the right to a lump sum payment equal to the present value of the vested benefit under the SERP if applicable.

Salary Committee Interlocks and Insider Participation in Compensation
Decisions

  A Salary Committee is appointed each year by the Board of Directors. The Salary Committee for the year 2001 was comprised of three Directors: William
D. Eberle (Chairman), Leonard M. Carroll and Carl H. Pforzheimer, III. None of the Committee members is now, or ever has been, an officer or employee of The Corporation.

Salary Committee Report on Executive Compensation

  The Salary Committee approves salaries for executive officers within a range from $150,000 up to $200,000 and increases in the salary of any executive officers which would result in such officer earning a salary within such range. Salaries of $200,000 per year and above must be approved by the Board of Directors after a recommendation by the Salary Committee. Salaries for executive officers below the level of $150,000 are set by the Chairman, President and Executive Vice President of the Corporation.

  The Compensation reported for the last completed fiscal year for the Chief Executive Officer of the Corporation, as well as the other applicable executive officers, was based on an analysis conducted by the Salary Committee. The Committee does not specifically link remuneration solely to quantitative measures of performance because of the cyclical nature of the industries and markets served by the Corporation. In setting compensation, the Committee also considers various qualitative factors, including competitive compensation arrangements of other companies within relevant industries, individual contributions, leadership ability and an executive officer's overall performance. In this way, it is believed that the Corporation will attract and retain quality management, thereby benefiting the long-term interest of shareholders.

  The Salary Committee had previously approved an incentive program for 2001 covering Louis Berkman, Robert A. Paul and Ernest G. Siddons ("Participants"). Incentive payments were to be determined by formula, based exclusively on the Corporation's 2001 income from operations performance as compared to the Corporation's business plan. These payments were to be limited to 30% of base salary of Participants. In 2001, no incentives were earned by the participants.

  This report of the Salary Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this report and the information contained herein by reference, and shall not otherwise be deemed filed under such Acts.

                                          Leonard M. Carroll
                                          William D. Eberle
                                          Carl H. Pforzheimer, III

                      Comparative Five-Year Total Returns*
    Ampco-Pittsburgh Corporation, Standard & Poors 500 and Value Line Steel
                               (Integrated) Index
                     (Performance results through 12/31/01)



                                 [LINE GRAPH]


                                1996    1997    1998   1999      2000    2001
Ampco Pittsburgh Corporation    100    167.12   95.07   91.49   112.51  104.56
Standard & Poors 500            100    133.23  171.07  205.77   183.02  159.16
Steel Integrated                100    105.92  100.25  224.31   133.95  198.85

Assumes $100 invested at the close of trading on the last trading day preceding January 1, 1997 in Ampco-Pittsburgh common stock, S&P 500, and Peer Group. *Cumulative total return assumes reinvestment of dividends.

  In the above graph, the Corporation has used Value Line's Steel (Integrated) Industry for its peer comparison. The diversity of products produced by subsidiaries of the Corporation made it difficult to match to any one product-based peer group. The Steel Industry was chosen because it is impacted by some of the same end markets that the Corporation ultimately serves, such as the automotive, appliance and construction industries.

  Historical stock price performance shown on the above graph is not necessarily indicative of future price performance.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In 2001, the Corporation bought industrial supplies from The Louis Berkman Company in transactions in the ordinary course of business amounting to approximately $1,625,000. Additionally, The Louis Berkman Company paid the Corporation $188,333 for certain administrative services. Louis Berkman is an officer, director and shareholder, Robert A. Paul is an officer and director, and Laurence E. Paul is an officer, of that Company. These transactions and services were at prices generally available from outside sources. Transactions between the parties will take place in 2002.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

  On February 28, 2002, the Board of Directors, upon recommendation of the Audit Committee, selected Deloitte & Touche LLP ("D&T") as the independent accountants for the year 2002.

  Representatives of D&T will be in attendance at the Annual Meeting, will have the opportunity to make a statement if they wish to do so and will respond to appropriate questions.


                        SHAREHOLDER PROPOSALS FOR 2003

  Any shareholder who wishes to place a proposal before the next Annual Meeting of Shareholders must submit the proposal to the Corporation's Secretary, at its executive offices, not less than 120 calendar days in advance of the anniversary date of the release of this proxy statement to have it considered for inclusion in the proxy statement for the Annual Meeting in 2003.

                                 OTHER MATTERS

  The Board of Directors does not know of any other business that will be presented for action at the Annual Meeting. Should any other matter come before the meeting, however, action may be taken thereon pursuant to proxies in the form enclosed unless discretionary authority is withheld.

                                                                                                                 Please mark   [X]
                                                                                                                 your vote as
                                                                                                                 indicated in
                                                                                                                 this example


ELECTION OF DIRECTORS.

     FOR all nominees        WITHHOLD
       listed below          AUTHORITY
        (Except as        to vote for all
       marked to the         nominees
         contrary)         listed below

           [_]                 [_]


(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the line below the names of the nominees for Directors.)
                                                                                All proxies heretofore given or executed with
The election of 01 Louis Berkman and 02 Carl H. Pforzheimer, III                respect to the shares of stock represented by this
for a term expiring in 2005.                                                    proxy are by the filing of this proxy, expressly
                                                                                revoked.

                                                                                     PLEASE DO NOT FOLD, STAPLE OR DAMAGE.


                                                                                Dated:_______________________________________, 2002

                                                                                ___________________________________________________
                                                                                                    Signature

                                                                                ___________________________________________________
                                                                                          Signature if held jointly


                                                                                NOTE: Signature should conform exactly to name as
                                                                                stenciled hereon. Executors, administrators,
                                                                                guardians, trustees, attorneys and officer signing
                                                                                for a corporation should give full title. For joint
                                                                                accounts each owner must sign.

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

-PROXY-                   [Logo of ampco pittsburgh]                    -PROXY-

           This Proxy is Solicited on Behalf of the Board of Directors


          THE UNDERSIGNED hereby appoints Louis Berkman, Robert A. Paul and Ernest G. Siddons as proxies with full power of substitution, to vote as specified on the reverse side the shares of stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of AMPCO-PITTSBURGH CORPORATION, to be held in The Conference Room, 33/rd/ Floor, 600 Grant Street, Pittsburgh, PA, on Tuesday, April 23, 2002, at 10:00 a.m., and any adjournments thereof and to vote in their discretion on such other matters as may properly come before the meeting.

     WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN
     ITEM 1 (OR, IN THE DISCRETION OF THE PROXIES, THE SHARES MAY BE VOTED CUMULATIVELY).

          PLEASE SIGN ON REVERSE SIDE and mail in the enclosed, postage prepaid envelope.


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